UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 24, 2015

NUTRANOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-53551	98-0603540
(Commission File Number)	(IRS Employer Identification No.)

11487 South 700 East, Salt Lake City, UT	84020
(Address of Principal Executive Offices)	(Zip Code)

                   (801) 576-8350
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 24, 2015, Edward J. Eyring, II, M.D. resigned as Chief Executive Officer, Chief Financial Officer, and Secretary of Nutranomics, Inc. (the “Company”), and on December 3, 2015, Tracy Gibbs was appointed as Interim Chief Executive Officer, Chief Financial Officer, and Secretary of the Company.  Dr. Eyring will remain General Manager overseeing Company operations.

Tracy Gibbs is currently the Company’s chief science officer and formulator of its products, and is a director. From September 19, 2013, through September 23, 2014, he was also its President, CEO, CFO, and Secretary. Prior to September 19, 2013, when the Company acquired its wholly owned subsidiary, Health Education Corporation, he was the CEO and founder of Health Education Corporation dba NutraNomics.  From 2009 to 2011, Dr. Gibbs took a leave of absence and was hired as the VP of Asia Operations for Atrium Innovations, a publicly traded holding company based in Quebec, Canada, for several dietary supplement manufacturers and brands including Douglas Labs, Garden of Life, Pure Encapsulations, Mucos Pharma in Germany and others.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 10, 2015

NUTRANOMICS, INC.

By:	/s/ Tracy Gibbs
Tracy Gibbs